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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549


                              FORM 8-K


                           CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934


                          November 24, 1997
                  (Date of Earliest event reported)


                    Hollinger International Inc.
                      (Exact name of registrant
                    as specified in its charter)


                              Delaware
           (State or other jurisdiction of incorporation)


                               0-24004
                      (Commission File Number)

                             95-3518892
                          (I.R.S. Employer
                        Identification Number


          401 North Wabash Avenue, Chicago, Illinois 60611
         (Address of principal executive offices) (Zip Code)


                           (312) 321-2299
        (Registrants' telephone number, including area code)


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Item 5.  Other Events

          On November 24, 1997, Hollinger International Inc., a Delaware corporation ("HII"), and Leonard Green & Partners, L.P., a Delaware limited partnership ("LGP"), announced that they had executed a definitive agreement whereby subsidiaries of HII will sell approximately 80 properties representing about 40% of HII's U.S. community newspaper group to subsidiaries of LGP for approximately $310 million. The transaction is expected to close early in 1998, subject to clearance under the Hart Scott Rodino Act.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

     2.1  Asset Purchase Agreement

     2.2  Asset Purchase Agreement (Like Kind)

     99.  Press Release


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                              SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 26, 1997

                                   HOLLINGER INTERNATIONAL INC.

                                   by
                                      /s/ Peter Y. Atkinson
                                     --------------------------
                                     Name:  Peter Y. Atkinson
                                     Title: Vice President

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                            EXHIBIT INDEX



                                                               Sequentially
Exhibit                                                          Numbered
Number                            Exhibit                          Page

  2.1 Asset Purchase Agreement dated November 21, 1997 by and among Liberty Group Publishing, Inc., a Delaware corporation, Green Equity Investors II, L.P., a Delaware Corporation, Liberty Group Operating, Inc., a Delaware corporation, Hollinger International Inc., a Delaware corporation, APAC-90 Inc., a Delaware corporation, American Publishing (1991) Inc., a Delaware corporation, and APAC-95, a Delaware corporation (the "Asset Purchase Agreement")

  2.2 Asset Purchase Agreement dated November 21, 1997 by and among Liberty Group Publishing, Inc., a Delaware corporation, Green Equity Investors II, L.P., a Delaware Corporation, Liberty Group Operating, Inc., a Delaware corporation, Hollinger International Inc., a Delaware corporation, APAC-90 Inc., a Delaware corporation, American Publishing (1991) Inc., a Delaware corporation, and APAC-95, a Delaware corporation (the "Asset Purchase Agreement (Like Kind)")

  20   Hollinger International Inc. Press Release dated November
       21, 1997